EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Integrated Environmental Technologies, Ltd., (the "Company") of our report, dated April 17, 2006 on the financial statements of the Company, which report appears in the Company's Annual Report Filed on Form 10-KSB (File No. 000-26309) filed with the Securities and Exchange Commission.

/s/Weaver & Martin, LLC

Weaver & Martin, LLC

Kansas City, Missouri

July 20, 2007